Exhibit 10.7

NYFIX, INC.
2001 STOCK OPTION PLAN
MODEL
NON-QUALIFIED STOCK OPTION AGREEMENT
(FULLY VESTED)

                              Non-Qualified Stock Option Agreement (this “Agreement”), dated as of October 2,
2007 (the “Date of Grant”), between NYFIX, Inc. (“NYFIX”) and P. Howard Edelstein (the
“Participant”).

BACKGROUND

                              Pursuant to the terms of the NYFIX, Inc. 2001 Stock Option Plan (the “Plan”),
NYFIX desires to (i) provide an incentive to the Participant, (ii) encourage the Participant to contribute materially to the growth of NYFIX and its subsidiaries (collectively, the “Company”)
and (iii) more closely align the Participant’s economic interests with those of NYFIX stockholders by means of a grant of Nonqualified Options. Whenever capitalized terms are used in this
Agreement, they shall have the meanings set forth in this Agreement or, if not defined in this
Agreement, as set forth in the Plan.

                              The Plan allows the Company to provide rewards and incentives to certain employees of the Company by, among other things, granting them opportunities to purchase shares of Stock. The Board or the Committee has determined that it would be in the best interest of the
Company and its stockholders to grant the Options to the Participant under the Plan.

                              In consideration of the covenants and agreements set forth in this Agreement, the
Participant and NYFIX hereby agree as follows:

ARTICLE I

GRANT OF OPTIONS

                              1.1      Grant of Options. The Participant is hereby granted Nonqualified Options representing the right to purchase 752,570 shares of Stock subject to the restrictions and conditions set forth in this Agreement. References in this Agreement to “Option” and “Options” mean the options granted hereby, individually and in the aggregate.

                              1.2      Option Price. The purchase price of each share of Stock underlying the
Options is $4.60 per share (the “Option Price”), which is the same as the Fair Market Value of a share of Stock on the Date of Grant.

                              1.3      Grant Information. The Options have been granted under the Plan. The
Committee authorized the grant of the Options on October 2, 2007.

ARTICLE II

EXERCISABILITY OF OPTIONS

                             All of the Options are fully exercisable on the Date of Grant. All shares of Stock issued upon exercise of Options shall be transferable, although:

                                    (a)      transferability may be subject to pre-clearance, blackout, registration and other requirements and restrictions under the Company’s insider trading and other compliance policies and procedures; and

                                    (b)      transfers by executive officers should be reviewed in advance to determine if there would be any potential liability for short-swing profits under Section 16(b) of the
Securities Exchange Act of 1934.

ARTICLE III

EXERCISE OF OPTIONS

                             3.1       Person Who Can Exercise. Options may only be exercised by the Participant, except that, in the event of the Disability of the Participant, those Options may be exercised by the
Participant’s legal guardian or legal representative and, in the event of death, those Options may be exercised by the executor or administrator of the Participant’s estate or the person or persons to whom the Participant’s rights under those Options pass by will or the laws of descent and distribution.

                             3.2       Procedure for Exercise. Options may be exercised in whole or in part with respect to any portion thereof. To exercise an Option, the Participant (or such other person who shall be permitted to exercise that Option as set forth in Section 3.1) must complete, sign and deliver to the Company an exercise notice in a form to be provided by the Company together with payment in full of the Option Price multiplied by the number of shares of Stock with respect to which that Option is exercised, in accordance with the option exercise procedures of the Company as in effect from time to time. The right to exercise any Option shall be subject to the satisfaction of all conditions set forth in such form of exercise notice. Payment of the Option Price shall be made in cash (including check, bank draft or money order). The Participant’s right to exercise the Option shall be subject to the satisfaction of all conditions set forth in such exercise notice.

                             3.3      Withholding of Taxes.

                                        (i)     The Company shall withhold or deduct from any or all payments or amounts due to or held for the Participant (or such other person who may be permitted to exercise
Options as set forth in Section 3.1), whether due from the Company or held in the account of the
Participant (or such other person) at any broker facilitating the exercise of Options, or secure payment from the Participant of, an amount (the “Withholding Amount”) equal to all taxes
(including unemployment (including FUTA), social security and medical (including FICA), and other governmental charges of any kind as well as income and other taxes) required under any applicable law to be withheld or deducted with respect to any and all taxable income and other amounts attributable to the Options.

                                        (ii)      The Withholding Amount shall be determined by the Company.

                                        (iii)      Immediately upon request by the Company, the Participant agrees to pay all, or a portion if so requested by the Company, of the Withholding Amount to the Company in
cash.

                                        (iv)      The timing of withholding or deduction from such payments or amounts shall be determined by the Company.

ARTICLE IV

EXPIRATION OF OPTIONS

                              4.1      Expiration. Options shall expire at 5:00 p.m., Eastern Daylight Time on
October 2, 2017.

                              4.2      Earlier Expiration. Notwithstanding Section 4.1, unless otherwise determined by the Committee, Options shall be forfeited and shall expire on the earliest to occur of the following:

                                         (i)      upon the Participant’s termination of employment by the Company for Cause, all Options shall expire immediately at the time notice of such termination is given
(unless otherwise determined by the Company in its sole discretion);

                                        (ii)      upon the Participant’s termination of employment by the Company without Cause or the Participant’s resignation from employment with the Company other than in connection with death or Disability, all Options shall expire upon the earlier of (a) the ninetieth day following the date of such termination or (b) the expiration of the Options under Section 4.1; and

                                        (iii)      upon the Participant’s termination of employment due to the
Participant’s death or Disability, all Options shall expire upon the earlier of (a) the 12 month anniversary of the date of such termination or (b) the expiration of the Options under Section 4.1.

                              4.3      Cancellation. Options which expire unexercised shall be treated as cancelled.

                              4.4      Effective Date. For purposes hereof, except as otherwise set forth in Section
4.2, the date of resignation or termination of employment means the last date of actual employment, even if a different date is used for administrative convenience in connection with employee retirement, benefit or welfare plans.

ARTICLE V

MISCELLANEOUS

                              5.1      Definitions. The terms “Cause” and “Disability” shall each have the meaning ascribed to such term in the Employment Agreement between the Company and the Participant dated September 4, 2006, as amended from time to time (the “Employment Agreement”).

                              5.2      Options Not Transferable. Options may not be transferred (other than by will or laws of descent and distribution). Any attempt to effect a transfer of Options that is not permitted by the Plan or this Agreement shall be null and void.

                              5.3       Section 409A of the Code. The parties recognize that certain provisions of this Agreement may be affected by Section 409A of the Code and agree to negotiate in good faith to amend this Agreement with respect to any changes necessary or advisable to comply with Section
409A of the Code.

                              5.4       Section 162(m) of the Code. The Options were granted in a manner intended to meet the requirements of “qualified performance based compensation” under Section 162(m) of the Code.

                              5.5       Notices. All notices, requests and demands to or upon the parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or three days after being deposited in the mail, postage prepaid, or, in the case of telecopy or email notice, when received, addressed as follows to the Company and the Participant, or to such other address as may be hereafter notified by the parties hereto:

                                        (i)      If to the Company, to it at the following address:

                                                 NYFIX, Inc.
                                                 100 Wall Street - 26th Floor
                                                 New York, NY 10005
                                                 Attn: General Counsel

                                        (ii)     If to the Participant, to his or her most recent primary residential address or business telecopy or email address as shown on the records of the Company.

                              5.6       No Right To Continued Employment. The Participant acknowledges and agrees that, notwithstanding the fact that the vesting of the Options is contingent upon his or her continued employment by the Company, this Agreement does not constitute an express or implied promise of continued employment or confer upon the Participant any rights with respect to continued employment by the Company.

                              5.7       Amendments and Conflicting Agreements.

                                          (a)     This Agreement may be amended by a written instrument executed by the parties which specifically states that it is amending this Agreement or by a written instrument executed by the Company which so states if such amendment is not adverse to the Participant or relates to administrative matters.

                                          (b)      The Participant acknowledges and agrees that the grant of the Options under this Agreement, together with the grant to the Participant of other options and restricted stock units under agreements dated on or about the date hereof, constitute satisfaction in full of the Company’s obligations when Section 4(c) of the Employment Agreement. To the extent the provisions of this
Agreement relating to vesting, exercisability or termination of the Options are inconsistent with the terms of the Employment Agreement, the terms of this Agreement shall control and the
Employment Agreement is hereby deemed amended to the extent of such inconsistency to conform to the terms of this Agreement.

                                    5.8        Governing Law and Interpretation. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed therein without regard to the conflicts of law principles thereof.
Whenever the word “including” is used herein, it shall be deemed to be followed by the phrase
“without limitation.” Unless otherwise specified herein, all determinations, consents, elections and other decisions by the Committee may be made, withheld or delayed in its sole and absolute discretion.

                                    5.9        Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

                                    5.10       Counterparts. This Agreement may be executed in counterparts, which together shall constitute one and the same instrument and which will be deemed effective whether received in original form or by telecopy or other electronic means. Facsimile signatures shall be as effective as original signatures.

                                    5.11        Construction. The construction of this Agreement is vested in the
Committee, and the Committee’s construction shall be final and conclusive on all persons.

*          *           *

                     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by a duly authorized officer.

NYFIX, INC.

By: /s/ Scott A. Bloom
Name: Scott A. Bloom

PARTICIPANT’S ACCEPTANCE

                     The Participant acknowledges that he or she has read this Agreement, has received and read the Plan, and understands the terms and conditions of this Agreement and the
Plan and hereby accepts the foregoing RSUs and agrees to be bound by the terms and conditions of this Agreement and the Plan.

PARTICIPANT

/s/ P. Howard Edelstein
Signed